                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      -----------------------------------

         Date of Report (Date of earliest event reported) April 7, 1997


              Cable Design Technologies Corporation
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      (Exact name of registrant as specified in its charter)

      Delaware                     0-22724                      36-3601505
(State or other jurisdiction    (Commission                    (IRS Employer
 of incorporation)              File Number)                 Identification No.)


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                                Foster Plaza 7
                              661 Andersen Drive
                             Pittsburgh, PA 15220
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        (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code (412) 937-2300



                                Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                            Exhibit Index on page 5
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ITEM 2.        ACQUISITION OF ASSETS.

       As of April 7, 1997 (the "Closing Date"), Dearborn/CDT, Inc. ("Dearborn/CDT"), Dearborn West/CDT, Inc. and Thermax/CDT, Inc. ("Thermax/CDT") (Dearborn/CDT, Dearborn West/CDT, Inc. and Thermax/CDT are collectively, the "Dearborn Entities"), wholly owned indirect subsidiaries of Cable Design Technologies Corporation ("CDT Corp."), completed their acquisition (the "Acquisition") of the operating assets, including plant and equipment, of Dearborn Wire and Cable L.P., Dearborn West L.P. and Thermax Wire, L.P. (Dearborn Wire and Cable L.P., Dearbon West L.P. and Thermax Wire, L.P. are collectively, the "Acquired Businesses") for $75,000,000. The Acquired Businesses manufacture and distribute high performance wire and cable and assemblies. A cash payment of $67,500,000 was made on the Closing Date with $7,500,000 due on the second anniversary of the Closing Date. The purchase price is subject to adjustment based on the Closing Date working capital and other liabilities. The source of funds for the Acquisition was CDT Corp's bank line of credit. The identity of the lenders has been filed separately with the Securities and Exchange Commission. These Acquired Businesses will operate as three separate, wholly owned subsidiaries of CDT Corp. with headquarters in Wheeling, Illinois. As of April 1, 1997, the Acquired Business collectively had 446 employees located in the U.S. An additional 360 workers are utilized on a contract basis in Nogales, Mexico pursuant to a contract between Thermax Wire Corporation and Collectron Arizona, Inc., dated May 4, 1992 which has been assumed by Thermax/CDT pursuant to the Asset Purchase Agreement, dated March 31, 1997, between Cable Design Technologies Inc., the Dearborn Entities and the Acquired Businesses.


          PROPERTIES.

     The Dearborn Entities use the following properties for manufacturing, warehouse and office space, three of which are leased and two of which are owned. CDT Corp. believes that these facilities, together with planned expenditures for normal maintenance, capacity and technological improvements will provide adequate production capacity to meet current demand for the Dearborn Entities' products.


                                                             APPROXIMATE
LOCATION                 USE              OWNED OR LEASED    SQUARE FEET
--------                 ---              ---------------    -----------

Northridge, CA    Office space, warehouse   Leased                16,234
                  and processing center

Chino, CA         Warehouse, distribution   Leased                11,088
                  and processing center

Wheeling, IL      Warehouse, office space   Leased                80,065
                  and light manufacturing

Chicago, IL       Manufacturing             Owned                 17,864

Wheeling, IL      Manufacturing and         Owned                110,000
                  warehouse

     The lease on the Northridge, CA facility between Thermax Wire, L.P. and The Cousins Ltd. has a renewal option which commenced November 1, 1995 and expires October 31, 1998. There is one additional three year period renewal option which would commence November 1, 1998, exercisable by Thermax/CDT on written notice at least four months but not more than nine months prior to the expiration of the existing renewal option period.

     The lease on the Chino, CA facility between Dearborn/CDT and Central Business Park South has an automatic one year renewal option each June 1.

     The lease on the Wheeling, IL facility between Dearborn/CDT and 190 Partnership L.P. commenced on June 1, 1992 and has been extended from May 31, 1997 for an additional seven months ending December 31, 1997.

     ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a) Financial Statements of Business Acquired.

          i) It is impracticable for CDT Corp. to provide Financial Statements for the Acquired Businesses at this time. Such Financial Statements will be filed by amendment to the Current Report on Form 8-K, or as part of CDT Corp.'s Quarterly Report on Form 10-Q, as soon as they are available, but in no event later than 60 days following the last date upon which this Current Report on Form 8-K would have been timely filed.

     (b) Pro forma Financial Information.

          i) It is impracticable to provide pro forma financial information incorporating the financial information of the Acquired Businesses at this time. Such pro forma financial information will be filed by amendment to the Current Report on Form 8-K, or as part of CDT Corp.'s Quarterly Report on Form 10-Q, as soon as such information is available, but in no event later than 60 days following the last date upon which this Current Report on Form 8-K would have been timely filed.

     (c)  Exhibits.

10.1 Asset Purchase Agreement, dated March 31, 1997, between Cable Design Technologies Inc., Dearborn/CDT, Inc., Dearborn West/CDT, Inc. and Thermax/CDT, Inc. and Dearborn Wire and Cable L.P., Dearborn West L.P. and Thermax Wire, L.P.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Cable Design Technologies Corporation



                              By:   /s/ Kenneth O. Hale
                                    -------------------
                              Name:  Kenneth O. Hale
                              Title: Vice President, Chief Financial Officer
                                     and Secretary



Dated: April 22, 1997

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                                 EXHIBIT INDEX

Exhibit No.                         Document                          Page
-----------    -----------------------------------------------     ---------

10.1           Asset Purchase Agreement, dated March 31, 1997,          6
               between Cable Design Technologies Inc.,
               Dearborn/CDT, Inc., Dearborn West/CDT, Inc. and
               Thermax/CDT, Inc. and Dearborn Wire and Cable L.P., Dearborn West L.P. and Thermax Wire, L.P.


                                       5